Exhibit 99.1

KV Pharmaceutical 2503 South Hanley Road St. Louis, MO 63144	Contact: Michael Anderson 314-645-6600
FOR IMMEDIATE RELEASE
KV Pharmaceutical Company Reduces Workforce
Layoffs result from recent challenges, effort to reduce costs
St. Louis, MO—February 9, 2009—KV Pharmaceutical Company (NYSE: KVa/KVb) announced today it is in the process of reducing its workforce by approximately 700 jobs. The action is part of an overall cost-cutting program as the company works toward resuming full operation. The company has encountered a number of substantial challenges over the past months, including a voluntary suspension of product manufacturing and shipment, as well as voluntary recalls of its products.
“KV Pharmaceutical plans to emerge from these challenges on a solid foundation of a smaller, more focused organization and the return to providing excellent products to our customers,” said David Van Vliet, interim President and CEO. “The need to reduce our employee base is regrettable and one of the most difficult parts of our program to resume manufacturing and shipping product.”
The KV workforce reduction includes a combination of terminations and layoffs. The company expects to recall some employees when production and shipment of approved products resume.
To resume product shipments as quickly as possible, the company is currently working with Lachman Consulting, a third-party consulting group, to enhance KV's current Good Manufacturing Practice (cGMP) processes and quality systems. KV continues to work in full cooperation with the U.S. Food and Drug Administration (FDA).
About KV Pharmaceutical Company
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a subsidiary that competes with branded products, and Ther-Rx Corporation, the company's branded drug subsidiary.
For further information about KV Pharmaceutical Company, please visit the Company’s corporate Web site at www.kvpharmaceutical.com.
Cautionary Note Regarding Forward-looking Statements
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the operations, future results and prospects of K-V Pharmaceutical Company (the “Company”). Such statements may be identified by the use of words like “plans,” “expect,” “aim,” “believe,” “projects,” “anticipates,” “commit,” “intend,” “estimate,” “will,” “should,” “could” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, product development, product launches, regulatory approvals, market position, acquisitions, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements. All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.
Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company’s customers; (12) the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries; (13) risks that the Company may not ultimately prevail in litigation, including challenges to the Company’s intellectual property rights by actual or potential competitors or to the Company’s ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Form 10-Q for the quarter ended June 30, 2008; (14) the possibility that the Company’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect; (15) whether any product recalls or product introductions result in litigation, agency action or material damages; (16) the possibility that the findings of the Audit Committee inquiry referenced in the Company’s Form 10-Q for the quarter ended June 30, 2008, and Form 12b-25 filed with the SEC on November 13, 2008, could have a material impact on the Company’s financial results; (17) the satisfaction or waiver of the other closing conditions in the previously disclosed Gestiva™ acquisition agreement; (18) the possibility that the auction rate securities held by the Company may not return to liquidity at their face value or at all; (19) the Company’s voluntary suspension of the production and shipment of substantially all of the products that the Company manufactures and the related nationwide recall affecting substantially all of the products that the Company manufactures as well as the expected material adverse effect on the Company’s revenue, assets and liquidity and capital resources, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009; (20) the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009; (21) the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings, including actions by the FDA and the U.S. Department of Justice, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009; (22) delays in returning the Company’s products to market, including loss of market share as a result of the suspension of shipments, and related costs; and (23) the risks detailed from time-to-time in the Company’s filings with the SEC.
This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company’s outlook. The Company is under no obligation to update any of the forward-looking statements after the date of this release. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-looking Statements” and the risk factors that are included under the heading “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as supplemented by the Company’s subsequent SEC filings.